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                                                                    EXHIBIT 99.1

                            SELECTED FINANCIAL DATA

The following tables set forth selected consolidated financial information of Jack Henry & Associates. The balance sheet data as of June 30, 1998 and 1999 and the income statement data for the three years ended June 30, 1997, 1998 and 1999 are derived from the audited consolidated financial statements of Jack Henry & Associates. The acquisitions of Peerless Group, Inc., closed December 16, 1998, and Sys-Tech, Inc., closed June 1, 2000, were accounted for as poolings of interests. Therefore, the selected consolidated financial data for all periods have been adjusted to reflect the acquisitions as if they had occurred at the beginning of the earliest period reported. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and accompanying notes included in this filing. The amounts in the tables below, other than per share data, are in thousands.



                                                    YEAR ENDED JUNE 30,
                                     --------------------------------------------------
                                      1995      1996       1997       1998       1999
                                     -------   -------   --------   --------   --------
INCOME STATEMENT DATA:
Revenues
    Software licensing and
      installation.................  $21,489   $25,885   $ 31,930   $ 39,484   $ 47,181
    Maintenance/support and
      service......................   16,924    29,618     37,510     46,835     71,278
    Hardware sales.................   28,738    37,821     56,816     61,916     75,068
                                     -------   -------   --------   --------   --------
      Total revenues...............   67,151    93,324    126,256    148,235    193,527
                                     -------   -------   --------   --------   --------
Cost of Sales
    Cost of hardware...............   22,002    26,307     41,016     43,335     54,661
    Cost of services...............   14,706    24,238     32,001     37,674     52,582
                                     -------   -------   --------   --------   --------
      Total cost of sales..........   36,708    50,545     73,017     81,009    107,243
                                     -------   -------   --------   --------   --------
Gross profit.......................   30,443    42,779     53,239     67,226     86,284
                                     -------   -------   --------   --------   --------
Operating Expenses
    Selling and marketing
      expense......................    7,250     9,229     12,750     15,124     14,030
    Research and development
      expense......................    3,259     4,559      3,012      4,163      5,183
    General and administrative
      expense......................    6,344     7,157      9,607     11,675     17,347
                                     -------   -------   --------   --------   --------
      Total operating expenses.....   16,853    20,945     25,369     30,962     36,560
                                     -------   -------   --------   --------   --------
Operating income from continuing
  operations.......................   13,590    21,834     27,870     36,264     49,724
                                     -------   -------   --------   --------   --------
Other Income (Expense)
    Interest income................      746       541        738      1,319      1,619
    Interest expense...............     (624)     (699)       (40)       (34)       (93)
    Other, net.....................       92       217        109        348        363
                                     -------   -------   --------   --------   --------
      Total other income
        (expense)..................      214        59        807      1,633      1,889
Income from continuing operations
  before taxes.....................   13,804    21,893     28,677     37,897     51,613
Provision for income taxes.........    4,705     7,750     10,185     13,692     18,887
                                     -------   -------   --------   --------   --------
    Income from continuing
      operations...................    9,099    14,143     18,492     24,205     32,726
Loss from discontinued
  operations (1)...................       --    (2,620)      (450)      (668)      (758)
                                     -------   -------   --------   --------   --------
Net income.........................  $ 9,099   $11,523   $ 18,042   $ 23,537   $ 31,968
                                     =======   =======   ========   ========   ========


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




                                                     YEAR ENDED JUNE 30,
                                     --------------------------------------------------
                                      1995      1996       1997       1998       1999
                                     -------   -------   --------   --------   --------
Diluted Earnings Per Share (2):
    Income from continuing
      operations...................  $  0.24   $  0.36   $   0.46   $   0.58   $   0.77
    Loss from discontinued
      operations...................       --     (0.07)     (0.01)     (0.02)     (0.02)
                                     -------   -------   --------   --------   --------
    Net income.....................  $  0.24   $  0.29   $   0.45   $   0.57   $   0.75
                                     =======   =======   ========   ========   ========
Diluted weighted average shares
  outstanding (2)..................   37,766    39,080     40,214     41,593     42,641
                                     =======   =======   ========   ========   ========
Basic Earnings Per Share (2)
    Income from continuing
      operations...................  $  0.25   $  0.39   $   0.49   $   0.61   $   0.81
    Loss from discontinued
      operations...................       --     (0.07)     (0.01)     (0.02)     (0.02)
                                     -------   -------   --------   --------   --------
    Net income.....................  $  0.25   $  0.32   $   0.47   $   0.59   $   0.79
                                     =======   =======   ========   ========   ========
Basic weighted average shares
  outstanding (2)..................   36,254    36,390     38,025     39,770     40,337
                                     =======   =======   ========   ========   ========

                                                       AS OF JUNE 30,
                                     --------------------------------------------------
                                      1995      1996       1997       1998       1999
                                     -------   -------   --------   --------   --------
BALANCE SHEET DATA:
  Cash and cash equivalents.....     $ 3,785   $ 6,413   $ 11,260   $ 24,733   $  3,376
  Working capital...............      (5,912)    2,876     16,727     35,758     23,111
  Total assets..................      63,002    67,488    100,484    133,830    177,260
  Total debt....................       2,927     3,504        525        654        626
  Stockholders' equity..........      22,515    32,230     60,549     83,591    115,798

---------------
Notes:

(1) Losses from discontinued operations in connection with our former BankVision subsidiary.

(2) Share and per share data have been adjusted to reflect the stock splits paid in prior years and the March 2, 2000 2 for 1 stock split, each effected as a stock dividend.